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As filed with the Securities and Exchange Commission on April 25, 2008

Registration No. 333-149772

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AFFYMAX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0579396 (I.R.S. Employer Identification No.)

4001 Miranda Avenue
Palo Alto, CA 94304
(650) 812-8700

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Arlene M. Morris
President and Chief Executive Officer
4001 Miranda Avenue
Palo Alto, CA 94304
(650) 812-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Jones, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000	Glen Sato, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        The purpose of this Amendment No. 2 is to refile Exhibit 5.1 at the request of the Commission to include in the opinion of Cooley Godward Kronish the shares offered by the Selling Stockholders.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$4,532
NASDAQ Global Market listing fee	45,000
FINRA filing fee	12,030
Accounting fees and expenses	15,000
Legal fees and expenses	30,000
Transfer Agent fees and expenses	5,000
Trustee fees and expenses	15,000
Printing and miscellaneous expenses	49,000

Total	$175,562

Item 15.    Indemnification of Directors and Officers.

        The registrant's certificate of incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as:

  •
  any breach of the director's duty of loyalty to the registrant or its stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

  •
  any act related to unlawful stock repurchases, redemptions or other distribution or payments of dividends; or

  •
  any transaction from which the director derived an improper personal benefit.

        These provisions do not limit or eliminate the registrant's rights or any stockholder's rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws.

        As permitted by Section 145 of the Delaware General Corporation Law, the registrant's bylaws require the registrant to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware law. The registrant may expand the extent of such indemnification by individual contracts with the registrant's directors and executive officers. Further, the registrant may decline to indemnify any director or executive officer in connection with any proceeding initiated by such person or any proceeding by such person against the registrant or its directors, officers, employees or other agents, unless such indemnification is expressly required to be made by law or the proceeding was authorized by the registrant's board of directors.

        The registrant has entered into indemnity agreements with each of its current directors and its executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant's certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of the registrant's directors, officers or employees for which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

        The registrant has the power to indemnify its other officers, employees and other agents, as permitted by Delaware law, but the registrant is not required to do so.

        The registrant has a directors' and officers' insurance and registrant reimbursement policy. The policy insures the registrant's directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to any offerings pursuant to this registration statement.

        The underwriting agreement that the registrant might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of the registrant, its directors, its officers who sign the registration statement and the registrant's controlling persons for some liabilities, including liabilities arising under the Securities Act of 1933.

Item 16.    Exhibits.

Exhibit Number	Description of the Document
1.1	Form of Underwriting Agreement (1)
3.3	Restated Certificate of Incorporation (2)
3.5	Amended and Restated Bylaws (3)
4.1	Reference is made to Exhibits 3.3 and 3.5
4.2	Specimen Common Stock Certificate (2)
4.3	Warrant to purchase shares of Series C Preferred Stock (2)
4.4	Amended and Restated Investor Rights Agreement, dated September 7, 2006, between registrant and certain stockholders (2)
4.5	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock (1)
4.6	Form of Senior Debt Indenture, between registrant and one or more trustees to be named (4)
4.7	Form of Subordinated Debt Indenture, between registrant and one or more trustees to be named (4)
4.8	Form of Senior Note (1)
4.9	Form of Subordinated Note (1)
4.10	Form of Common Stock Warrant Agreement and Warrant Certificate (4)
4.11	Form of Preferred Stock Warrant Agreement and Warrant Certificate (4)
4.12	Form of Debt Securities Warrant Agreement and Warrant Certificate (4)
4.13	Form of Unit Agreement (1)
5.1	Opinion of Cooley Godward Kronish LLP
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (4)
23.1	Consent of Independent Registered Public Accounting Firm (4)
23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)
24.1	Power of Attorney (4)
25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture (1)
25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture (1)

(1)
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(2)
Filed as the like numbered Exhibit to the registrant's registration statement on Form S-1 or amendments thereto (File No. 333-136125), originally filed with the Securities and Exchange Commission on July 28, 2006, as amended, and incorporated herein by reference.

(3)
Filed as an exhibit to the registrant's Form 8-K (001-33213), as filed with the Securities and Exchange Commission on September 10, 2007, and incorporated by reference herein.

(4)
Previously filed.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (B)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (8)
  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (9)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on April 25, 2008.

AFFYMAX, INC.
By:	/s/ ARLENE M. MORRIS Arlene M. Morris President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ARLENE M. MORRIS Arlene M. Morris	President, Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2008
/s/ PAUL B. CLEVELAND Paul B. Cleveland	Executive Vice President, Corporate Development and Chief Financial Officer (Principal Financial Officer)	April 25, 2008
/s/ STEVEN LOVE Steven Love	Vice President, Finance (Principal Accounting Officer)	April 25, 2008
/s/ JOHN P. WALKER* John P. Walker	Director	April 25, 2008
/s/ NICHOLAS G. GALAKATOS* Nicholas G. Galakatos, Ph.D.	Director	April 25, 2008
/s/ KATHLEEN LAPORTE* Kathleen LaPorte	Director	April 25, 2008
/s/ R. LEE DOUGLAS* R. Lee Douglas	Director	April 25, 2008

/s/ TED W. LOVE* Ted W. Love	Director	April 25, 2008
/s/ DANIEL K. SPIEGELMAN* Daniel K. Spiegelman	Director	April 25, 2008
/s/ CHRISTI VAN HEEK* Christi van Heek	Director	April 25, 2008
/s/ KEITH LEONARD* Keith Leonard	Director	April 25, 2008
*By:	/s/ PAUL B. CLEVELAND Paul B. Cleveland Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of the Document
1.1	Form of Underwriting Agreement (1)
3.3	Restated Certificate of Incorporation (2)
3.5	Amended and Restated Bylaws (3)
4.1	Reference is made to Exhibits 3.3 and 3.5
4.2	Specimen Common Stock Certificate (2)
4.3	Warrant to purchase shares of Series C Preferred Stock (2)
4.4	Amended and Restated Investor Rights Agreement, dated September 7, 2006, between registrant and certain stockholders (2)
4.5	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock (1)
4.6	Form of Senior Debt Indenture, between registrant and one or more trustees to be named (4)
4.7	Form of Subordinated Debt Indenture, between registrant and one or more trustees to be named (4)
4.8	Form of Senior Note (1)
4.9	Form of Subordinated Note (1)
4.10	Form of Common Stock Warrant Agreement and Warrant Certificate (4)
4.11	Form of Preferred Stock Warrant Agreement and Warrant Certificate (4)
4.12	Form of Debt Securities Warrant Agreement and Warrant Certificate (4)
4.13	Form of Unit Agreement (1)
5.1	Opinion of Cooley Godward Kronish LLP
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (4)
23.1	Consent of Independent Registered Public Accounting Firm (4)
23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)
24.1	Power of Attorney (4)
25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture (1)
25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture (1)

(1)
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(2)
Filed as the like numbered Exhibit to the registrant's registration statement on Form S-1 or amendments thereto (File No. 333-136125), originally filed with the Securities and Exchange Commission on July 28, 2006, as amended, and incorporated herein by reference.

(3)
Filed as an exhibit to the registrant's Form 8-K (001-33213), as filed with the Securities and Exchange Commission on September 10, 2007, and incorporated by reference herein.

(4)
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX